Exhibit 99.1
December 31, 2021
Dear KBS Growth & Income REIT Stockholder:
On December 6, 2021, KBS Growth & Income REIT, Inc.’s (the “REIT”) board of directors approved an updated estimated value per share of the REIT’s common stock of $3.38. This estimated value is based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2021 and as disclosed in the REIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2021 (“the Valuation 8- K”).1
The $3.38 estimated value per share approximates the mid-range value of the range in the estimated value per share calculated by Duff & Phelps an independent, non-affiliated appraiser, and was recommended by KBS Capital Advisors LLC, the REIT’s external advisor (the “Advisor”) and the REIT’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Duff & Phelps’ appraisals and the Advisor’s valuations of the REIT’s four real estate properties owned as of September 30, 2021, along with valuations performed by the Advisor of the REIT’s cash, other assets, mortgage debt and other liabilities. The estimated value did not include an enterprise (portfolio) premium or discount, nor did it consider estimated disposition costs and fees for real estate properties, debt prepayment penalties and other such real estate transactions that could occur in connection with a liquidation of the REIT.
The decrease in the REIT’s estimated value per share to $3.38 from the previous estimate of $4.90 was primarily due to the net decrease in the appraised values of the real estate properties owned by the REIT, which were significantly impacted by the civil unrest in a certain market where one of the REIT’s properties is located, the ongoing COVID-19 pandemic and the slump in the oil and gas industry, resulting in increased vacancy and expanding capitalization rates across the office marketplace.
Changes in the Value of the REIT’s Real Estate Assets
The Offices at Greenhouse, Houston, Texas – Appraised value of $42.9 million, which represents a decrease of $5.6 million, or 11.5%, compared to the prior year’s appraisal of $48.5 million, as of December 2020. The value decrease was primarily due to:
•the effect of COVID-19 on the oil and gas markets, which has reverberated through the office capital markets, resulting in increased vacancy and expanding cap rates across the office marketplace;
•stagnant leasing velocity in the Houston market during what has been a challenging time given the impact of COVID-19 on office demand, as the market has seen a negative net absorption of 1.6 million square feet year-to-date in 2021;
•an upward pressure on concessions and in some cases reduced rental rates, primarily a result of rising construction costs coupled with low office demand; and
•AECOM, the largest tenant, having one less year remaining on its lease term and continuing to market for sublease approximately 63,000 square feet of its total 136,000-square-foot leased premises. In addition, tenants World Fuel Services (approximately 9,149 square feet) and NRG (approximately 5,195 square feet) have notified the REIT of their intent to vacate the space upon their respective lease expirations in 2022, all contributing to the significant reduction in value due to project costs and downtime attributable to leasing this space.

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1 For more information on the estimated value per share, including a full description of the limitations, methodologies and assumptions used to value the REIT’s assets and liabilities, and used in the calculation of the estimated value per share, see the Valuation 8-K. In addition, you can view the Valuation Update Presentation online at kbs-cmg.com, by clicking on “View Offering” under “KBS Growth & Income REIT.”

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

Commonwealth, Portland, Oregon – Appraised value of $54.7 million, which represents a decrease of $10.6 million, or 16.2%, compared to the prior year’s appraisal of $65.3 million, as of December 2020. The value decrease was primarily due to:
•Portland, Oregon, being disproportionately affected by COVID-19 and combined with social unrest concerns, many downtown businesses have chosen to list their spaces for sublease in order to cut costs in the short term. In addition, some tenants with impending lease expirations are giving back their space and are either relocating out of the area or temporarily working from home as an alternative.
•Several tenants including NEEA, the City of Portland, Jack W. Olds & Company, DLR Group, Infogroup, Renewable NW Project and Acorns have all vacated since last year with Citrix Systems having given its notice to vacate in December. These vacancies have brought expected occupancy into the mid-50% range, with little leasing activity to backfill vacated suites.
•The increase in vacancy throughout Portland has caused a large decrease in market rents that are expected to decline more than 20% from pre-COVID levels, in addition to an expectation of increased lease concessions. While social unrest has quieted somewhat post-election, the absence of daily downtown population continues to be a drag on market recovery.
Final Remarks
As previously communicated, due to the minimal amount of capital raise in the REIT, which had been substantially impacted early on by regulatory changes, and the inability to significantly improve its size and scale in order to help offset the costs of operating a non-traded REIT, the board of directors of the REIT formed a special committee to evaluate strategic alternatives for the REIT. Based upon the special committee’s assessment and recommendation, in August 2020, the special committee directed the REIT’s advisor, with the assistance of the independent financial advisor of the special committee, to develop a plan of liquidation for approval by the board and proposal to the REIT’s stockholders.
The REIT initially expected to present a plan of liquidation for a vote of stockholders within six months from its determination to pursue a liquidation strategy; however, as a result of the current adverse market conditions caused by the civil unrest and disruption in Portland and Chicago where several of the REIT’s properties are located, and the ongoing uncertainty and business disruptions related to the COVID-19 pandemic, in November 2020, the board determined to delay any proposal to liquidate the REIT until market conditions improve. In August 2021, the board of directors, including all the independent directors, determined to resume development of a formal plan of liquidation. The REIT currently expects to present a plan of liquidation and send out a proxy for liquidation vote of the stockholders in early 2022. The REIT’s 2022 goals are to:
•finalize the plan of liquidation;
•proxy the stockholders for approval of liquidation of the portfolio; and
•begin liquidating the portfolio and returning funds to stockholders.
I look forward to providing you with future updates on the plan of liquidation.
Sincerely,
Charles J. Schreiber, Jr.
Chief Executive Officer

IMPORTANT INFORMATION FOR STOCKHOLDERS AND WHERE TO FIND IT
In August 2021, the board of directors of the REIT, including all of the independent directors, determined to resume development of a formal plan of liquidation for approval by the board of directors and submission to the stockholders. The REIT currently expects to present a plan of liquidation and send out a proxy for liquidation vote of the stockholders in early 2022. Although the REIT is actively developing a formal plan of liquidation, there can be no assurance of the ultimate timing of the REIT’s liquidation.
Once developed and approved by the board of directors the proposed plan of liquidation and certain other proposals to be voted on, will be submitted to the stockholders for their consideration at the REIT’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the proposed plan of liquidation, the REIT will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the REIT’s stockholders and will contain information about the proposals to be voted on by the REIT’s stockholders at the Annual Meeting, including information relating to the plan of liquidation referenced in the attached presentation. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company.
STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND, IN ITS ENTIRETY, WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE REIT’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION.
When available, stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the REIT’s Annual Report on Form 10-K for the year ended December 31, 2020 (which also will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the REIT’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
PARTICIPANTS IN THIS SOLICITATION
The REIT, its directors and executive officers, the Advisor, and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the REIT’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the REIT, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the REIT’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the Appraised Properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2021, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties and the estimated value per share.

The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the REIT’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the REIT’s or its tenants’ business, financial condition, results of operations and cash flows, and the markets and communities in which the REIT and its tenants operate, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on the REIT or the global economy as a whole.
The REIT is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders. If a plan of liquidation is approved by the stockholders of the REIT, there are many factors that may affect the amount of liquidating distributions the REIT will ultimately pay to its stockholders, including, among other things, the impact of the COVID-19 pandemic on the value of the real estate properties, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising thereafter. No assurance can be given as to the amount or timing of liquidating distributions the REIT will ultimately pay to its stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2020, and Part II, Item 1A of the REIT’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, each as filed with the SEC. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated NAV per share.
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